(d)(15)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

ING PARTNERS, INC.

OPERATING EXPENSE LIMITS

		Maximum Operating Expense Limit (as a percentage of average net assets)
		Classes
Name of Fund(1), (2)	Adviser	Initial	Service	Service 2	T
ING Fidelity® VIP Contrafund® Portfolio Initial Term Expires May 1, 2013	0.55%	N/A	0.30%	N/A	N/A

ING Fidelity® VIP Equity-Income Portfolio Initial Term Expires May 1, 2013	0.55%	N/A	0.30%	N/A	N/A

ING Fidelity® VIP Mid Cap Portfolio Initial Term Expires May 1, 2013	0.55%	N/A	0.30%	0.45%	N/A

ING Index Solution 2015 Portfolio(3),(4)	1.02%	0.52%	0.77%	0.92%	1.22%

ING Index Solution 2020 Portfolio(3),(4)	1.01%	0.51%	0.76%	0.91%	1.21%

ING Index Solution 2025 Portfolio(3),(4)	1.01%	0.51%	0.76%	0.91%	1.21%

ING Index Solution 2030 Portfolio(3),(4)	1.01%	0.51%	0.76%	0.91%	1.21%

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)         The operating expense limits set out above apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

(3)         The maximum operating expense limit includes the acquired fund fees and expenses.

(4)         The expense limits will remain in effect for the following period, whichever is longer: 1) five years after the shareholder approval of the bifurcated advisory fees; or 2) two years after the last tranche of the ING US IPO.

		Maximum Operating Expense Limit (as a percentage of average net assets)
		Classes
Name of Fund(1), (2)	Adviser	Initial	Service	Service 2	T
ING Index Solution 2035 Portfolio(3),(4)	1.01%	0.51%	0.76%	0.91%	1.21%

ING Index Solution 2040 Portfolio(3),(4)	1.00%	0.50%	0.75%	0.90%	1.20%

ING Index Solution 2045 Portfolio(3),(4)	1.01%	0.51%	0.76%	0.91%	1.21%

ING Index Solution 2050 Portfolio(3),(4)	1.01%	0.51%	0.76%	0.91%	1.21%

ING Index Solution 2055 Portfolio(3),(4)	1.01%	0.51%	0.76%	0.91%	1.21%

ING Index Solution Income Portfolio(3),(4)	1.01%	0.51%	0.76%	0.91%	1.21%

ING Solution 2015 Portfolio(3),(4)	1.23%	0.73%	0.98%	1.13%	1.43%

ING Solution 2020 Portfolio(3),(4)	1.26%	0.76%	1.01%	1.16%	1.46%

ING Solution 2025 Portfolio(3),(4)	1.30%	0.80%	1.05%	1.20%	1.50%

ING Solution 2030 Portfolio(3),(4)	1.33%	0.83%	1.08%	1.23%	1.53%

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)         The operating expense limits set out above apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

(3)         The maximum operating expense limit includes the acquired fund fees and expenses.

(4)         The expense limits will remain in effect for the following period, whichever is longer: 1) five years after the shareholder approval of the bifurcated advisory fees; or 2) two years after the last tranche of the ING US IPO.

		Maximum Operating Expense Limit (as a percentage of average net assets)
		Classes
Name of Fund(1), (2)	Adviser	Initial	Service	Service 2	T
ING Solution 2035 Portfolio(3),(4)	1.37%	0.87%	1.12%	1.27%	1.57%

ING Solution 2040 Portfolio(3),(4)	1.38%	0.88%	1.13%	1.28%	1.58%

ING Solution 2045 Portfolio(3),(4)	1.39%	0.89%	1.14%	1.29%	1.59%

ING Solution 2050 Portfolio(3),(4)	1.39%	0.89%	1.14%	1.29%	1.59%

ING Solution 2055 Portfolio(3),(4)	1.39%	0.89%	1.14%	1.29%	1.59%

ING Solution Aggressive Portfolio(3) Initial Term Expires May 1, 2015	1.39%	0.89%	1.14%	1.29%	N/A

ING Solution Balanced Portfolio(3),(4) (ING Solution Growth Portfolio)	1.30%	0.80%	1.05%	1.20%	N/A

ING Solution Conservative Portfolio(3),(4)	1.16%	0.66%	0.91%	1.06%	N/A

ING Solution Income Portfolio(3),(4)	1.18%	0.68%	0.93%	1.08%	1.38%

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)         The operating expense limits set out above apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

(3)         The maximum operating expense limit includes the acquired fund fees and expenses.

(4)         The expense limits will remain in effect for the following period, whichever is longer: 1) five years after the shareholder approval of the bifurcated advisory fees; or 2) two years after the last tranche of the ING US IPO.

		Maximum Operating Expense Limit (as a percentage of average net assets)
		Classes
Name of Fund(1), (2)	Adviser	Initial	Service	Service 2	T
ING Solution Moderately Aggressive Portfolio(3),(4) (formerly ING Solution Aggressive Growth Portfolio)	1.38%	0.88%	1.13%	1.28%	N/A

ING Solution Moderately Conservative Portfolio(3),(4) (formerly ING Solution Moderate Portfolio)	1.24%	0.74%	0.99%	1.14%	N/A

HE

Date Last Amended: May 31, 2013 to add ING Fidelity® VIP Contrafund® Portfolio, ING Fidelity® VIP Equity-Income Portfolio, ING Fidelity® VIP Mid Cap Portfolio, ING Index Solution 2015 Portfolio, ING Index Solution 2025 Portfolio, ING Index Solution 2035 Portfolio, ING Index Solution 2045 Portfolio, ING Index Solution 2055 Portfolio, ING Index Solution Income Portfolio, ING Solution 2015 Portfolio, ING Solution 2025 Portfolio, ING Solution 2035 Portfolio, ING Solution 2045 Portfolio, ING Solution 2055 Portfolio, ING Solution Moderately Aggressive Portfolio, ING Solution Conservative Portfolio, ING Solution Income Portfolio, and ING Solution Moderately Conservative Portfolio as a result of receiving shareholder approval as a result of IPO.

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)         The operating expense limits set out above apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

(3)         The maximum operating expense limit includes the acquired fund fees and expenses.

(4)         The expense limits will remain in effect for the following period, whichever is longer: 1) five years after the shareholder approval of the bifurcated advisory fees; or 2) two years after the last tranche of the ING US IPO.